Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of Diginex Limited of our report dated June 29, 2021, with respect to our audit of Diginex Limited (the “Company”) combined and consolidated financial statements as of March 31, 2021, 2020 and 2019 and for the years then ended. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ UHY LLP

New York, New York

June 30, 2021